UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 22, 2013

Immediatek, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Airport Freeway, Suite 200
Bedford, Texas	76021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 661-6565

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2013, Officeware Corporation, or Officeware, our wholly-owned subsidiary, entered into a Settlement and Assignment Agreement, or Settlement Agreement, with Dropbox, Inc., or Dropbox, in which Officeware and Dropbox agreed to settle the lawsuit filed by Officeware against Dropbox in which Officeware alleged that Dropbox had infringed upon Officeware’s marks and designs.  The Settlement Agreement resolves the claims in the lawsuit and all other disputes and potential claims which may arise out of the lawsuit or which relate to the rights to the DROPBOX mark and other related intellectual property, without any admission of liability or culpability on the part of either party.  As part of the Settlement Agreement, Officeware agreed to file, and did file, a dismissal that terminates its lawsuit against Dropbox with prejudice.  Additionally, Officeware agreed to assign and transfer to Dropbox any rights that Officeware had in the DROPBOX mark and related intellectual property and to stop using such marks, in exchange for a cash payment from Dropbox, the amount of which is confidential pursuant to the terms of the Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc., a Nevada corporation

Date: April 26, 2013	By:	/s/ Timothy Rice
Name: Timothy Rice
Title: President